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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549


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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)  OCTOBER 24, 1996
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                        FIRST INDEPENDENCE CORPORATION
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              (Exact Name of Registrant as Specified in Charter)

             MICHIGAN                   0-15777                    38-2583843
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(State of Other Jurisdiction          (Commission                 (IRS Employer
of Incorporation)                     File Number)           Identification No.)


44 MICHIGAN AVENUE, DETROIT, MICHIGAN                               48226
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(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code    (313)  256-8400
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        (Former Name or Former Address, if Changed Since Last Report)


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ITEM 4.         CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

                During September and October, 1996, the Corporation's Audit Committee recommended solicitation of proposals from several independent accountants for the 1996 audit in an effort to reduce costs. The Audit Committee recommended that Crowe, Chizek and Company, LLP serve as the Corporation's independent accountants for 1996 after reviewing competitive proposals from certain firms. The selection of Crowe, Chizek and Company, LLP was approved by the Board of Directors on October 21, 1996.

                The Corporation has never previously consulted Crowe, Chizek and Company with respect to the application of any accounting principle to any specific transaction, nor with respect to any other matter.

                Coopers and Lybrand, LLP was the Corporation's independent accountant from 1986 through 1995. There have not been, during the past two years, or prior thereto, any disagreement between Coopers and Lybrand and the Corporation on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Coopers and Lybrand did not resign or decline to stand for re-election. It was not selected as independent accountant for 1996 based on the Audit Committee's evaluation of the competing proposals.


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                                  SIGNATURES


        Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FIRST INDEPENDENCE CORPORATION
                                                (Registrant)

Date  October 25, 1996                  By:   Don Davis
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                                                (Signature)

                                        Its:  Chairman and Interim CEO
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